Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
NYSE GROUP, INC. 2006 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is entered into as of the 1st day of June, 2006, by and between the NYSE Group, Inc. (the “Company”) and ________________________________________________ (the “Participant”). Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company has adopted the NYSE Group, Inc. 2006 Stock Incentive Plan (the “Plan”), which is currently administered by the Company’s Board of Directors (the “Board”); and

WHEREAS, pursuant to Section 10.1 of the Plan, the Board may grant Restricted Stock Units to Non-Employee Directors under the Plan.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Grant of Restricted Stock Units. Subject to the restrictions and other conditions set forth herein, the Board has authorized this grant of __________ Restricted Stock Units (“RSUs”) to the Participant as of June 1, 2006 (the “Grant Date”).

2.    Vesting. The RSUs shall be 100% fully vested on the date of grant; provided, however, that, RSUs shall not be distributed to the Participant other than in accordance with Section 3 below.

3.    Termination. Upon a Participant’s Termination, other than a Termination for Cause, all of the RSUs granted to a Participant hereunder shall be distributed to the Participant in shares of Common Stock as soon as practicable following such Termination. Notwithstanding any contrary provision contained herein, in the event of a Participant’s Termination for Cause, all RSUs shall immediately be forfeited.

4.    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSUs unless and until the Participant has become the holder of record of the shares, and, except as otherwise specifically provided for in the Plan and in Section 5 below, no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares.

5.    Dividends. Cash or stock dividends (whether regular or extraordinary) declared and paid with respect to shares of Common Stock underlying the RSUs granted herein shall be treated as follows: (a) stock dividends shall be credited to a dividend book entry account and distributed to the Participant upon Termination, as provided in Section 3 above and (b) cash dividends shall be distributed to the

Participant as soon as practicable after the date such dividends are declared and paid.

6.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board (or a duly authorized committee thereof) and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

7.    Amendment. To the extent applicable, the Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder, including but not limited to, imposing a six month delay upon the distribution of RSUs to a Participant if, at the time of Termination, such Participant is a “specified employee” within the meaning of Section 409A of the Code, or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.

8.    Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

NYSE Group, Inc.
11 Wall Street
New York, New York 10005
Attention: Corporate Secretary

If to the Participant, to the address on file with the Company.

9.    No Obligation to Continue Employment or Directorship. This Agreement is not an agreement of employment or directorship. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any RSUs are outstanding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

NYSE GROUP, INC.

By:

Name:

Title:

PARTICIPANT

[Name]